Exhibit 32
CERTIFICATIONS UNDER SECTION 906
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Amedica Corporation., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
The quarterly report for the quarter ended June 30, 2015 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2015	/S/ B. Sonny Bal
B. Sonny Bal
Chief Executive Officer

Date: August 14, 2015	/s/ Ty A. Lombardi
Ty A. Lombardi
Principal Accounting Officer